Aames 2002-1
Mortgage Pass-Through Certificates
Series 2002-1
Delinquency Report for May 28, 2002 Distribution
Delinquency Report - Report
		CURRENT	1 PAYMENT	2 PAYMTS	3+ PAYMTS	TOTAL
DELINQUENT	Balance		-	-	-	-
	% Balance		0.00%	0.00%	0.00%	0.00%
	# Loans		-	-	-	-
	% # Loans		0.00%	0.00%	0.00%	0.00%
FORECLOSURE	Balance	-	-	-	-	-
	% Balance	0.00%	0.00%	0.00%	0.00%	0.00%
	# Loans	-	-	-	-	-
	% # Loans	0.00%	0.00%	0.00%	0.00%	0.00%
BANKRUPTCY	Balance	-	-	-	-	-
	% Balance	0.00%	0.00%	0.00%	0.00%	0.00%
	# Loans	-	-	-	-	-
	% # Loans	0.00%	0.00%	0.00%	0.00%	0.00%
REO	Balance	-	-	-	-	-
	% Balance	0.00%	0.00%	0.00%	0.00%	0.00%
	# Loans	-	-	-	-	-
	% # Loans	0.00%	0.00%	0.00%	0.00%	0.00%

TOTAL	Balance	-	-	-	-	-
	% Balance	0.00%	0.00%	0.00%	0.00%	0.00%
	# Loans	-	-	-	-	-
	% # Loans	0.00%	0.00%	0.00%	0.00%	0.00%
Note: Current = 0-29days, 1 Payment =30-59days, 2 Payments = 60-89days, 3+ Payments = 90+

1 or 2 Payments Delinquent	3 or More Payments Delinquent

Total Foreclosure	Total Bankruptcy and REO

Note: Dates correspond to distribution dates.

Page 13 of 23	© COPYRIGHT 2002 Deutsche Bank